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                                                                     EXHIBIT 5.1

                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE (212) 735-3000
                            FACSIMILE (212) 735-2000

                                                                October 14, 1998

NTL Incorporated
110 East 59th Street
New York, New York 10022

Ladies and Gentlemen:

         We have acted as special counsel to NTL Incorporated, a Delaware corporation ("NTL"), in connection with the preparation of a Registration Statement on Form S-3 (File No. 333-63615) which was filed with the Securities and Exchange Commission (the "Commission") by NTL on September 18, 1998 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), Amendment No. 1 thereto, which was filed with the Commission on October 5, 1998, and Amendment No. 2 thereto, to be filed with the Commission on October 14, 1998 (such Registration Statement, as so amended, being herein after referred to as the "Registration Statement"). The Registration Statement relates to the registration under the Act of a maximum of 1,641,414 warrants (the "Warrants") each to purchase one share (each, a "Share") of its common stock, par value $.01 per share (including in each such Share the associated Right to purchase Series A Junior Participating Preferred Stock) (the "Common Stock"), and the shares of Common Stock issuable upon exercise of the Warrants.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including: (i) the Registration Statement; (ii) the form of warrant agreement (the "Warrant Agreement") pursuant to which the Warrants are to be
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NTL Incorporated
October 14, 1998
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issued, to be entered into between NTL and The Chase Manhattan Bank, as Warrant
Agent (the "Warrant Agent"), filed as an exhibit to the Registration Statement;
(iii) the form of the initial warrant certificate (the "Warrant Certificate") attached to the Warrant Agreement; (iv) certain resolutions of the Board of Directors of NTL relating to the issuance of the Warrants and related matters;
(v) the Restated Certificate of Incorporation of NTL, as currently in effect;
(vi) the By-laws of NTL, as currently in effect; (vii) the Rights Agreement, dated as of October 13, 1993, between NTL and Continental Stock Transfer & Trust Company, as Rights Agent; (viii) a specimen certificate evidencing the Common Stock; and (xi) such other certificates, instruments and documents as we considered necessary or appropriate for the purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than NTL, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of NTL and others.

         Members of our firm are admitted to the bar in the States of Delaware and New York and we express no opinion as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that, when (i) the Registration Statement becomes effective; (ii) the Warrant Agreement has been duly executed and delivered; and (iii) the Warrants Certificates have been duly executed by NTL, countersigned by the Warrant Agent and paid for by the initial purchasers of the Warrants in accordance with the terms of the Warrant Agreement: (1) the Warrants will be valid and binding obligations of NTL and enforceable against NTL in accordance with their terms, except to the extent that enforcement


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NTL Incorporated
October 14, 1998
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thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (2) the shares of Common Stock initially issuable upon exercise of the Warrants, upon full payment of the exercise price therefor in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the references to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                   Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP
                                    --------------------------------------------
                                        Skadden, Arps, Slate, Meagher & Flom LLP


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